UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 7, 2007

Cal Dive International, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33206 (Commission File Number)	61-1500501 (IRS Employer Identification No.)

400 North Sam Houston Parkway, E., Suite 1000 Houston, Texas (Address of principal executive offices)	77060 (Zip Code)

(281) 618-0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2007, the Compensation Committee of the Board of Directors of Cal Dive International, Inc. (the “Company”) approved the Amended and Restated 2006 Long Term Incentive Plan (the “Plan”), which among other things, increased the number of shares of the Company’s common stock that may be issued under the Plan from 7 million to 9 million shares.  The Plan was then approved by the full Board of Directors and by the stockholders of the Company at their respective meetings on May 7, 2007.  A copy of the Plan is included herein as Exhibit 10.1.

Also on May 7, 2007, the Corporate Governance and Nominating Committee of the Company’s Board of Directors approved a form of Indemnity Agreement to be entered into by and between the Company and each of Messrs. Kratz, Ferron, Hébert, Transier, Dittmann, Preng, Naughton and Lunsford, and Ms. Buchanan.  A copy of the form of Indemnity Agreement is included herein as Exhibit 10.2.

Item 9.01

Financial Statements and Exhibits.

   (d)

Exhibits.

10.1	Amended and Restated 2006 Long Term Incentive Plan.
10.2	Form of Indemnity Agreement by and between Cal Dive International, Inc. and each of its directors and named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAL DIVE INTERNATIONAL, INC.

By:	/s/ G. Kregg Lunsford
G. Kregg Lunsford Executive Vice President, Chief Financial Officer and Treasurer

Date:   May 11, 2007